Exhibit 99.1
Press Release

AVIS EUROPE PLC SHAREHOLDERS VOTE OVERWHELMINGLY
TO APPROVE ACQUISITION BY AVIS BUDGET GROUP

Avis Budget Group Updates Plans for Financing the Acquisition

Parsippany, N.J., August 2, 2011 – Avis Budget Group, Inc. (NASDAQ: CAR) today announced that shareholders of Avis Europe plc (LN: AVE) have voted overwhelmingly to approve Avis Budget Group’s proposed acquisition of Avis Europe.  The acquisition is expected to close in early October, subject to regulatory clearances and final court approvals.

Avis Budget Group also announced today that its lenders have approved an amendment of the Company’s principal credit facility that will allow it to acquire Avis Europe as an indirect subsidiary of its existing operating subsidiary, Avis Budget Car Rental, LLC.  Based on current market conditions, this amendment is expected to allow the Company to access lower-cost financing for the acquisition and to permit the Company to complete the acquisition of Avis Europe without issuing any equity securities.

“We are pleased to be making progress on all fronts toward our planned acquisition of Avis Europe,” said Ronald L. Nelson, Avis Budget Group Chairman and Chief Executive Officer.  “The approval of the transaction by Avis Europe shareholders is a key milestone, and we are moving forward expeditiously on our financing strategies and integration planning.  Our expectation that we will be able to finance the acquisition without issuing equity further enhances the attractiveness of the transaction from a financial perspective.”

Formal closing of the credit facility amendment, which has already been approved by the requisite number of lenders, is expected to occur in August.  The Company also expects that the acquisition of the outstanding shares of Avis Europe, repayment of certain outstanding Avis Europe debt, and transaction fees and expenses in aggregate will require approximately $1.8 billion in funding, which the Company intends to provide through cash on hand and the issuance of approximately $1.1 billion in new debt.

As previously announced, Avis Budget Group intends to announce its second quarter 2011 results after the market close on August 3, and to host a conference call to discuss second quarter results at 9:00 a.m. (ET) on August 4.

About Avis Budget Group, Inc.
Avis Budget Group is a leading vehicle rental operator in the United States, Canada, Australia, New Zealand and certain other regions through its Avis and Budget brands.  The Company also licenses its vehicle rental brands in more than 100 countries, enabling Avis and Budget to serve commercial and leisure travelers throughout the world.  Avis Budget Group is headquartered in Parsippany, N.J. and has more than 21,000 employees.  For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "forecast" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.  Any statements that refer to expectations or other characterizations of future events, circumstances or results, including all statements related to future results, future fleet costs, our planned acquisition of Avis Europe and the financing thereof, and cost-saving initiatives are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, our ability to consummate the acquisition of Avis Europe and the ability and timing to obtain regulatory approvals and financing (and any conditions thereto), the Company’s ability to promptly and effectively integrate the businesses of Avis Europe and Avis Budget, any potential transaction with Dollar Thrifty Automotive Group, Inc., a weaker-than-anticipated economic environment, the high level of competition in the vehicle rental industry, greater-than-expected costs for new vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers of our cars, lower-than-anticipated airline passenger traffic, an occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our operations, including the funding of our vehicle fleet via the asset-backed securities market and the financial condition of financial-guaranty firms that have insured a portion of our outstanding vehicle-backed debt, higher-than-expected fuel costs, fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, the Company’s ability to meet or amend financial covenants associated with its borrowings, litigation, and the Company’s ability to accurately estimate its future results and implement its strategy for cost savings and growth.  Other unknown or unpredictable factors also could have material adverse effects on Avis Budget Group’s performance or achievements.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.  Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget

Group's Annual Report on Form 10-K for the year ended December 31, 2010, included under headings such as "Forward-Looking Statements", "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in other filings and furnishings made by the Company with the SEC from time to time.  Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contacts
Media Contact:                                                                                                Investor Contact:
John Barrows                                                                                                     Neal Goldner
(973) 496-7865                                                                                                     (973) 496-5086
PR@avisbudget.com                                                                                        IR@avisbudget.com

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